                                                                    Exhibit 10-K
                                                                    ------------

                                                                      2/13/95


                  DANA CORPORATION SUPPLEMENTAL BENEFITS PLAN

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------


        1.1. "Benefit Payment Period" means the one of the following that applies to the particular Employee or Recipient:
                 (a) For an Employee or Recipient who is receiving payments for the remainder of a term certain period, Benefit Payment Period means the remainder of such term certain period.
                 (b) For an Employee or Recipient who is receiving payments for his or her remaining lifetime, the Benefit Payment Period is the Life Expectancy of the Employee or Recipient.
                 (c) For an Employee or Recipient who is receiving payments for his or her remaining lifetime plus payments for the lifetime of a Contingent Annuitant, the Benefit Payment Period is the Life Expectancy of the Employee or Recipient plus an additional period to reflect the Life Expectancy of the Contingent Annuitant after the death of the Employee or Recipient.
        1.2.     "Board" means the Board of Directors of the Company.
        1.3. "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule l4A of Regulation l4A promulgated under the Securities Exchange Act of 1934 as in effect from time to time; provided that, without limitation, such a change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of 24 consecutive months, commencing before or after the effective date of this Plan, individuals who at the beginning of such twenty-four month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company. Notwithstanding anything to the contrary in this Plan, the term

"person" referred to in clause (a) above of this Section 1.3 shall not include within its meaning, and shall not be deemed to include, for any purpose of this Plan, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.
        1.4. "Code" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.
        1.5. "Company" means Dana Corporation, a corporation organized under the laws of the Commonwealth of Virginia.
        1.6. "Contingent Annuitant" means the person designated to receive retirement benefits under this Plan following the death of the Employee or a Recipient.
        1.7. "Credited Service" means "Credited Service" as that term is defined in the Retirement Income Plan.
        1.8.     "Effective Date" means September 1, 1988.
        1.9. "Employee" means an individual who is a participant (including a retired participant) in a funded, defined benefit pension plan maintained by the Company, or any successor plan that may be adopted or substituted for such plan if, and only if, (a) the individual is actually employed by the Company on September 1, 1988, and (b) the individual is a U.S.-based member of the long-term awards group as of September 1, 1988, under the Dana Corporation Additional Compensation Plan.
        1.10. "Excess Plan" means the Dana Corporation Excess Benefits Plan, as amended from time to time.
        1.11.    "Highest Average Monthly Earnings" means the sum of
                 (a) the Employee's basic salary (before any reduction as a result of an election to have his pay reduced in accordance with a "cafeteria plan" or a "cash or deferred arrangement" pursuant to
        Section 125 or Section 401(k) of the Code), and
                 (b) bonuses and incentive payments paid (or that would have been paid, but for a deferral arrangement) to the Employee (provided, however, that with respect to 1994 and subsequent years' bonus awards under the Company's Additional Compensation Plan, only that portion of the Employee's bonus award as does not exceed 125% of his base salary will be considered)

during any 3 calendar years out of the last 10 calendar years of active employment with the Company prior to retirement in which such sum was the highest, divided by 36.
        1.12. "Life Expectancy" means the expected remaining lifetime based on the Mortality Table and the age at the nearest birthday of the Employee or Recipient at the date the Lump Sum Payment is made. If a joint and contingent survivor annuity has been elected, then Life Expectancy shall reflect the joint Life Expectancies of the Employee or Recipient and Contingent

Annuitant.
        1.13. "Lump Sum Payment" shall be determined as set forth in paragraph (c) of Section 4.7 of the Plan.
        1.14. "Mortality Table" shall mean the Unisex Pension 1984 Mortality Table set forward one year in age (or such other pensioner annuity mortality table as the Company with the written consent of the Employee or Recipient shall determine) and the associated Uniform Seniority Table for the determination of joint life expectancies.
        1.15. "Net Specified Rate" shall mean the interest rate which will produce income on a tax free basis that equals the income produced by the Specified Rate net of the combined highest rates of Federal, state and local income taxes that are in effect in the jurisdiction of the Employee or Recipient on the date of payment of the Lump Sum Payment.
        1.16. "Pension Plan" means the funded, defined benefit pension plan in which an Employee was participating at the time of his termination of employment (or retirement) from the Company.
        1.17. "Plan" means the "Dana Corporation Supplemental Benefits Plan", as set forth herein.
        1.18. "Plan Administrator" means the Plan Administrator appointed under the Pension Plan.
        1.19. "Primary Social Security Benefit" means "Primary Social Security Benefit" as that term is defined by the Retirement Income Plan.
        1.20. "Retirement Income Plan" means The Dana Corporation Retirement Income Plan, as in effect on June 30, 1988.
        1.21. "Specified Rate" means an interest rate equal to 85% of a composite insurance company annuity rate provided by an actuary designated by the Plan Administrator (and provided by such actuary as of the last month of the calendar year next preceding the calendar year in which the distribution is made), subject to the condition that the interest rate in effect for any such year may not differ from the rate in effect for the prior year by more than one-half of one percent, and also subject to the conditionthat any such rate shall be rounded to the nearest one-tenth of one percent (and if such rate is equidistant between the next highest and next lowest one-tenth of one percent, rounded to the next lowest one-tenth of one percent).
        1.22.    "Temporary Retirement Benefit" means the benefit described in
Section 4.1(b)(i)(B) hereof.
        1.23. "Vesting Service" means "Vesting Service" as that term is defined by the Retirement Income Plan.

                                   ARTICLE II
                                   ----------

                              PURPOSE OF THE PLAN
                              -------------------

        2.1. PURPOSE. This Plan is adopted effective September 1, 1988, and amended effective February 13, 1995, and is intended to provide supplemental benefits to Employees and their beneficiaries in addition to any benefits to which such Employees and beneficiaries may be entitled under other Company-sponsored, funded, defined benefit pension plans and the Excess Plan.

                                  ARTICLE III
                                  -----------

                                  ELIGIBILITY
                                  -----------

        3.1. ELIGIBILITY. All Employees and beneficiaries of Employees eligible to receive retirement benefits from a Pension Plan shall be eligible to receive benefits under this Plan in accordance with Article IV, regardless of when the Employee may have terminated employment or retired (except as otherwise specified by Article IV).

                                   ARTICLE IV
                                   ----------

                                    BENEFITS
                                    --------

        4.1.     BASIC BENEFITS.
                 (a) An Employee who, on or after September 1, 1988, retires from active employment with the Company on or after his 65th birthday, shall be entitled to receive a lump sum benefit that is the actuarial equivalent (determined in accordance with Section 4.2 hereof) of a monthly supplemental benefit equal to the excess (if any) of
                          (i) (A) 1.6 percent of the Employee's Highest Average Monthly Earnings multiplied by the number of years and fractional parts thereof of his Credited Service at the time of retirement, less
                              (B) 2 percent of the Employee's Primary Social Security Benefit multiplied by the number of years and fractional parts thereof of his Credited Service but not more than 50 percent of the Employee's Primary Social Security Benefit, over
                          (ii)     the sum of the monthly benefits
                          he is entitled to receive from all Company-sponsored, funded, defined benefit pension plans, and the Excess Plan, determined in each case on the basis of the assumption that the Employee's benefits under such plans are paid in the form of a single life annuity for the life of the Employee, commencing as of the Employee's date of retirement under the Pension Plan.

                 (b) An Employee who, on or after September 1, 1988, retires from employment with the Company on or after his 50th birthday, after completing 10 years of Vesting Service, after the sum of his age and years of Vesting Service, both calculated to the nearest month, equal 70 or more, and before his 65th birthday, shall be entitled to receive a lump sum benefit that is the actuarial equivalent (determined in accordance with Section 4.2 hereof) of a monthly supplemental benefit equal to the excess (if any) of
                          (i) (A) the retirement benefit described in Section 4.01(a)(i) hereof, plus
                              (B) a Temporary Retirement Benefit equal to the Employee's Primary Social Security Benefit, reduced, if applicable, by the actual amount of any unreduced Social Security benefit paid to the Employee, payable through the month in which the Employee attains age 62, provided that if the Employee has less than 25 years of Credited Service, the Temporary Retirement Benefit shall be prorated based on the proportion of 25 years of Credited Service that has been credited to the Employee at the time of his retirement; and provided further that
                              (C)  retirement benefits prescribed by paragraph
                          (A), above, and Temporary Retirement Benefits prescribed by paragraph (B), above, shall not exceed the following limitations:
                                        I.      Temporary Retirement Benefits
                                        payable to all Employees, and
                                        retirement benefits payable to all
                                        Employees who participated in the
                                        Retirement Income Plan as of
                                        December 31, 1983, and who had attained
                                        age 45 as of that date, shall not
                                        exceed the percentage of such benefits
                                        prescribed by the following schedule,
                                        based on the Employee's age on the date
                                        of retirement:

                                                      Age        Percentage
                                                      ---        ----------
                                                      64            100%
                                                      63            100%
                                                      62            100%
                                                      61             95%
                                                      60             90%
                                                      59             85%


                                                      58            80%
                                                      57            75%
                                                      56            70%
                                                      55            65%
                                                      54            60%
                                                      53            55%
                                                      52            50%
                                                      51            45%
                                                      50            40%





                                        II.     Retirement benefits payable to
                                        all Employees who did not participate
                                        in the Retirement Income Plan on
                                        December 31, 1983, or who had not
                                        attained age 45 as of that date, shall
                                        not exceed the percentage of such
                                        benefits prescribed by the following
                                        schedule, based on the Employee's age
                                        on the date of retirement:

                                                      Age        Percentage
                                                      ---        ----------
                                                      65           100%
                                                      64            95%
                                                      63            90%
                                                      62            85%
                                                      61            80%
                                                      60            75%
                                                      59            70%
                                                      58            65%
                                                      57            60%
                                                      56            55%
                                                      55            50%
                                                      54            45%
                                                      53            40%

                                                      52            35%
                                                      51            30%
                                                      50            25%

                                            over
                          (ii)  the sum of the monthly benefits he is
                 entitled to receive from all Company-sponsored, funded, defined benefit pension plans and the Excess Plan, determined in each case on the basis of the assumption that the Employee's benefits under such plans are paid in the form of a single life annuity for the life of the Employee, commencing as of the Employee's date of retirement under the Pension Plan.
                 (c) Subject to the provisions of Section 4.2 hereof, the benefit payable pursuant to paragraph (a) or (b) of this Section 4.1, shall be paid in the form of a lump sum, payable as of the Employee's date of retirement under the Pension Plan.
                 (d) If an Employee dies before the date as of which benefits are scheduled to be paid or to commence hereunder, the Employee's surviving spouse (if any) shall be entitled to receive a lump sum benefit equal to 100 percent of the benefit to which the Employee would have been entitled under paragraph (c), above, if the Employee had retired on the date of his death.
                 (e) No benefits shall be paid hereunder with respect to an active Employee who is not married on the date of his death.
        4.2. FORM OF BENEFIT PAYMENTS. An Employee eligible for a benefit under this Plan shall be entitled to receive his benefit in the form of an immediate lump sum payment. However, upon the written request of the Employee, the Treasurer of the Company may, in his sole discretion, permit such benefit to be paid instead, concurrently with any benefit that the Employee is entitled to receive under the Excess Plan, pursuant to an optional form of payment that is used for the payment of the Employee's retirement benefit under the Pension Plan. Any such written request must be filed by the Employee with the Treasurer of the Company on or before the Employee's date of retirement under the Pension Plan. If the Employee is the Treasurer of the Company, the duties of the Treasurer of the Company under this Section 4.2 shall be discharged by the President of the Company. The amount of the benefit payable pursuant to any form of payment under this Plan shall be determined by applying the mortality rates, interest assumptions and other factors contained in the Retirement Income Plan that would be applicable to the form of payment payable under this Plan; provided, that if a lump sum distribution is made hereunder, the amount of the lump sum distribution shall be equal to the excess of
                (a) the total lump sum amount that is actuarially equivalent to the monthly supplemental benefit prescribed by Section 4.1(a)(i) or Section 4.1(b)(i), whichever is applicable, calculated on the basis of an interest rate equal to 85% of a composite insurance company annuity rate provided by an actuary designated by the Plan Administrator (and provided by such actuary as of the last month of the calendar year next preceding the calendar year in which the distribution is made), subject to the condition that the interest rate in effect for any such year may not differ from the rate in effect for the prior year by more than one-half of one percent, and also subject to the condition that any such rate shall be rounded to the nearest one-tenth of one percent (and if such rate is equidistant between the next highest and next lowest one-tenth of one percent, rounded to the next lowest one-tenth of one percent), and on the basis of the applicable mortality assumption for males under the 1971 Group Annuity Mortality Table, over
                (b) the total lump sum distribution that he is entitled to receive under all Company-sponsored, funded, defined benefit pension plans and the Excess Plan, determined on the basis of the interest rate and mortality assumptions required by the terms of those plans. Any post-retirement increase in the benefits being paid to an Employee under the Pension Plan shall also be applied on a comparable basis to any monthly supplemental benefits under this Plan.
        4.3. TIME AND DURATION OF BENEFIT PAYMENTS. Benefits due under the Plan shall be paid coincident with the payment date of benefits under the Pension Plan, or at such other time or times as the Plan Administrator in his discretion determines. All supplemental benefits payable under this Plan shall cease as of the first day of the month following the Employee's death, except that payments may continue to the Employee's spouse or beneficiary following his death pursuant to an optional form of payment selected under Section 4.2.
        4.4 BENEFITS UNFUNDED. The benefits payable under the Plan shall be paid by the Company each year out of its general assets and shall not be funded in any manner. The obligations that the Company incurs under this Plan shall be subject to the claims of the Company's other creditors having priority as to the Company's assets.
        4.5 NONALIENABILITY. Except as to withholding of any tax under the laws of the United States or any state or locality, no supplemental benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such supplemental benefit, whether currently or thereafter payable, shall be void.
        4.6 SUCCESSORS TO THE CORPORATION. This Plan shall be binding upon and inure to the benefit of any successor or assign of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor or assign shall thereafter be deemed embraced within the term "Company" for the purposes of this Plan).
        4.7. CHANGE IN CONTROL. Anything hereinabove in this Article IV or elsewhere in this Plan to the contrary notwithstanding:
                 (a) LUMP SUM PAYMENT. Upon the occurrence of a Change in Control, each Employee and each Employee's spouse or beneficiary following his death who are receiving benefits under the Plan ("Recipient") shall receive, on account of future payments of any and all benefits due under the Plan, a Lump Sum Payment, so that each such Employee or Recipient will receive substantially the same amount of after-tax income as before the Change in Control, determined as set forth in paragraph (c) of this Section 4.7.
                 (b) CERTAIN MATTERS FOLLOWING A LUMP SUM PAYMENT. An Employee who has received a Lump Sum Payment pursuant to paragraph (a) of this Section 4.7 shall, thereafter (i) while in the employ of the Company, continue to accrue benefits under the Plan, and (ii) be eligible to be paid further benefits under the Plan, after appropriate reduction in respect of the Lump Sum Payment previously received. For purposes of calculating such reduction, the Lump Sum Payment shall be accumulated with interest at the Specified Rate in effect from time to time for the period of time from initial payment date to the next date on which a computation is to be made (i.e., upon Change in Control, retirement, or other termination of employment). It shall then be converted to a straight-life annuity using the current annuity certain factor. The current annuity certain factor will be determined on the Net Specified Rate basis if this benefit payment is being made due to a subsequent Change in Control; otherwise, the Specified Rate shall be used.
                 (c) DETERMINATION OF LUMP SUM PAYMENT. The Lump Sum Payment referred to in paragraph (a) of this Section 4.7 shall be determined by multiplying the annuity certain factor (for monthly payments at the beginning of each month) based on the Benefit Payment Period and the Net Specified Rate by the monthly benefit (adjusted for assumed future benefit adjustments due to Social Security and Code
        Section 415 changes in the Pension Plan) to be paid to the Employee or Recipient under the Plan.
        4.8. TAXATION. Notwithstanding anything in the Plan to the contrary, if the Internal Revenue Service determines that the Participant is subject to Federal income taxation on an amount in respect of any benefit provided by the Plan before the distribution of such amount to him, the Company shall forthwith pay to the Participant all (or the balance) of such amount as is includible in the Participant's Federal gross income and shall correspondingly reduce future payments, if any, of the benefit.

                                   ARTICLE V
                                   ---------

                   AMENDMENT, TERMINATION AND INTERPRETATION
                   -----------------------------------------

        5.1. AMENDMENT AND TERMINATION. The Company reserves the right, by action of the Board, to amend, modify or terminate, either retroactively or prospectively, any or all of the provisions of this Plan without the consent of any Employee or beneficiary; provided, however, that no such action on its part shall adversely affect the rights of an Employee and his beneficiaries without the consent of such Employee (or his beneficiaries, if the Employee is deceased) with respect to any benefits accrued prior to the date of such amendment, modification, or termination of the Plan if the Employee has at that time a non-forfeitable right to benefits under a funded, defined benefit pension plan sponsored by the Company.
        5.2. INTERPRETATION. The Plan Administrator shall have the power to interpret the Plan and to decide any and all matters arising hereunder; including but not limited to the right to remedy possible ambiguities, inconsistencies or omissions by general rule or particular decision; provided, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Employees similarly situated. In addition, any interpretations and decisions made by the Plan Administrator shall be final, conclusive and binding upon the persons who have or who claim to have any interest in or under the Plan.